SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 4, 2000



                            ELECTRONIC CLEARING HOUSE, INC.
               (Exact name of registrant as specified in its charter)



    NEVADA                          0-15245                    93-0946274
(State or other jurisdiction       (Commission               (IRS Employer
 of incorporation)                  File Number)           Identification No.)



    28001 Dorothy Drive,    Agoura Hills, California               91301
         (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (818) 706-8999




The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated January 19, 2000 in connection with the acquisition of Rocky Mountain Retail Systems, Inc., hereby amends the following item or other portions of such Current Report on form 8-K set forth in the pages attached hereto.








ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above-referenced item.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following financial statements of the Rocky Mountain Retail Systems ("RMRS") are submitted herewith on the indicated pages:


                                                                      PAGE NO.

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . .5

Balance Sheet -
  December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

Income Statement -
  For the year ended December 31, 1999 . . . . . . . . . . . . . . . . . . . .8

Statement of Shareholders' Equity -
  For the year ended December 31, 1999 . . . . . . . . . . . . . . . . . . . .9

Statement of Cash Flows -
  For the year ended December 31, 1999 . . . . . . . . . . . . . . . . . . . 10

Notes to Financial Statements -
  For the year ended December 31, 1999 . . . . . . . . . . . . . . . . . . . 11


(b)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma combined financial information of Electronic Clearing House, Inc. ("ECHO" and/or the "Registrant") and RMRS are submitted herewith on the indicated pages.

















                                                                       PAGE NO.


Pro Forma Combined Balance Sheet at December 31, 1999 (unaudited). . . . . . 15
Pro Forma Combined Statements of Operations:
  For the year ended September 30, 1999 (unaudited). . . . . . . . . . . . . 16
  For the three months ended December 31, 1999 (unaudited) . . . . . . . . . 17
Notes to Pro Forma Combined Financial Data (unaudited) . . . . . . . . . . . 18
Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

The unaudited pro forma combined balance sheet of the Registrant as of December 31, 1999 reflects the financial position of the Registrant after giving effect to the acquisition of RMRS discussed in Item 2 and assumes the acquisition took place on December 31, 1999 and was accounted for as a purchase. The unaudited pro forma combined statements of operations for the fiscal year ended September 30, 1999 assume that the acquisition occurred on October 1, 1998, and are based on the operations of Registrant for the year ended September 30, 1999 and for the year ended December 31, 1999 of RMRS.
The unaudited pro forma combined statements of operations for the three months ended December 31, 1999 are based on the operations of Registrant for the three month period ended December 31, 1999 and based on the operations of RMRS for the three month period ended December 31, 1999.

The unaudited pro forma combined financial statements have been prepared by Registrant based on historical information, preliminary estimates and assumptions management deems appropriate. The unaudited pro forma combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

The unaudited pro forma combined financial statements should be read in conjunction with the Registrant's 1999 Annual Report on Form 10-K and the historical RMRS financial statements included in Item 7(a) in this Current Report on Form 8-K/A.

The acquisition of RMRS was facilitated by the issuance (or potential issuance) of shares of ECHO common stock as follows:


                                             SHARES          $ VALUES

Total ECHO shares/purchase value
  exchange for all of the outstanding
  capital stock of RMRS                     1,000,000       $3,080,000

Reserved for contingent issuance
  against satisfaction of future
  Company performance                       1,500,000

Approximate cost of acquisition                                 30,000

                                                            $3,110,000







(c) EXHIBITS.




EXHIBIT
  NO.     DESCRIPTION

 *2.1 Merger Agreement and Plan of Reorganization, dated January 4, 2000, by and among Electronic Clearing House, Inc., Electronic Acquisition Corporation and Rocky Mountain Retail Systems, Inc.

 23.2     Consent of Johnson, Cahill & O'Kelly, P.C.

*99.1     Press Release dated January 6, 2000.

-----------------------------------------

* Incorporated by reference to the same numbered exhibit to the Company's current report on Form 8-K dated January 4, 2000, filed with the Securities and Exchange Commission on January 19, 2000.







































                       ROCKY MOUNTAIN RETAIL SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999







                                 C O N T E N T S





ACCOUNTANTS' REPORT                                         Page 1

BALANCE SHEET                                               Page 2

INCOME STATEMENT                                            Page 3

STATEMENT OF SHAREHOLDERS' EQUITY                           Page 4

STATEMENT OF CASH FLOWS                                     Page 5

NOTES TO FINANCIAL STATEMENTS                               Page 6-9








INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Rocky Mountain Retail Systems, Inc.
Boulder, Colorado


We have audited the accompanying balance sheet of Rocky Mountain Retail Systems, Inc. (a Colorado corporation) as of December 31, 1999, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocky Mountain Retail Systems, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





JOHNSON, CAHILL & O KELLY, P.C.
Boulder, Colorado



January 31, 2000

                       ROCKY MOUNTAIN RETAIL SYSTEMS, INC.

                                  Balance Sheet
                                December 31, 1999



                                     ASSETS
CURRENT ASSETS
            Cash                                                   $ 76,128
            Accounts Receivable                                     113,505
            Prepaid Commissions                                      14,410
            Other                                                     2,823

              Total Current Assets                                  206,866

EQUIPMENT, Net of Accumulated Depreciation of $59,346                48,123

OTHER ASSETS
            Deposits                                                  2,340
            Trademark, Net of Accumulated Amortization of $585        2,341

              Total Current Assets                                    4,681


TOTAL ASSETS                                                       $259,670


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
            Accounts Payable                                       $ 13,837
            Retirement Contributions Payable                         48,363
            Accrued Vacation Pay                                      5,162
            Payroll Tax Liabilities                                  59,988
            Accrued Commissions                                      13,430
            Accrued Officer Compensation                             11,717

              Total Current Liabilities                             152,497

SHAREHOLDERS' EQUITY
            Common Stock, $.01 Par Value, 10,000 Shares
              Issued and Outstanding                                     11
            Additional Paid-In-Capital                               34,139
            Retained Earnings                                        73,023

              Total Shareholders' Equity                            107,173


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $259,670

                        See Notes to Financial Statements






                       ROCKY MOUNTAIN RETAIL SYSTEMS, INC.

                                Income Statement
                      For the Year Ended December 31, 1999





REVENUES                                                         $1,018,122

EXPENSES
            Personnel
              Salaries                                              281,750
              Payroll Tax Expense                                    24,344
              Employee Benefits                                      30,927
              Retirement Plan Contributions                          48,363
              Employee Moving Expense                                 6,545
                                                                    391,929
            Selling and Marketing
              Advertising and Marketing                              18,369
              Bad Debt Expense                                        3,924
              Commissions and Royalties                             121,355
              Contract Support                                       47,655
              Depreciation and Amortization                          12,802
              Expendable Equipment, Software and Small Parts         12,212
              Supplies                                               38,381
              Telephone                                             174,666
              Travel                                                 19,369
                                                                    448,733
            General and Administrative
              Dues, Subscriptions, Books and Manuals                  4,051
              Insurance                                               1,318
              Legal and Professional                                  9,604
              Office Expense                                         11,253
              Other                                                   1,554
              Postage and Shipping                                    2,254
              Rent                                                   18,063
              Travel, Meals and Entertainment                         3,008
              Utilities                                               2,367
                                                                     53,472

              Total Expenses                                        894,134


NET INCOME FROM OPERATIONS                                          123,988

OTHER INCOME
            Interest                                                    200


NET INCOME                                                         $124,188

                        See Notes to Financial Statements








                       ROCKY MOUNTAIN RETAIL SYSTEMS, INC.

                        Statement of Shareholders' Equity
                      For the Year Ended December 31, 1999



                                                 Additional
                                          Par      Paid-In   Retained
                                         Value     Capital   Earnings    Total




Balance, January 1, 1999               $  10   $  25,990  $ (51,165)         $
(25,165)

   Stock Issued in Lieu of
     Commissions                           1       8,149      -          8,150

   Net Income                                               124,188    124,188


Balance, December 31, 1999             $  11    $ 34,139   $ 73,023   $107,173


                        See Notes to Financial Statements








                       ROCKY MOUNTAIN RETAIL SYSTEMS, INC.

                             Statement of Cash Flows
                      For the Year Ending December 31, 1999



CASH FLOWS FROM OPERATING ACTIVITIES
   Cash Collected from Customers                                $1,007,933
   Cash Paid for Services, Supplies and Payroll Taxes             (427,318)
   Cash Paid for Officers' Salaries                               (292,000)
   Cash Paid for Employees' Salaries                              (120,588)
   Commissions Paid                                               (126,655)
   Interest Received                                                   200
   Interest Paid                                                     -


   NET NET CASH PROVIDED BY OPERATING ACTIVITIES                    41,572

NET CASH USED IN INVESTING ACTIVITIES
   Expenditures for Property and Equipment                         (37,010)

NET CASH PROVIDED BY FINANCING ACTIVITIES
   Repayment of Shareholder Advance                                  7,715

   NET INCREASE IN CASH                                             12,277

   CASH AND CASH EQUIVALENTS
     Beginning of Year                                              63,853

   End of Year                                                     $76,130

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                            $124,188
   Adjustments to Reconcile Net Income
     to Net Cash Provided by Operating Activities:
   Depreciation and Amortization                                    12,802
   (Increase) Decrease in Operating Assets:
     Accounts Receivable                                            (6,265)
     Prepaid Commissions                                            (6,260)
     Other Assets                                                   (2,005)
     Deposits                                                       (1,000)
   Increase (Decrease) in Operating Liabilities:
     Accounts Payable                                                7,421
     Retirement Contributions Payable                               11,615
     Accrued Vacation Pay                                            5,162
     Payroll Tax Liabilities                                        30,954
     Accrued Commissions                                               960
     Accrued Officer Compensation                                 (136,000)

        NET CASH PROVIDED BY OPERATING ACTIVITIES                  $41,572


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

   Stock Issued in Lieu of Compensation                             $8,150


                        See Notes to Financial Statements


                       ROCKY MOUNTAIN RETAIL SYSTEMS, INC.
                          Notes to Financial Statements
                                December 31, 1999




NOTE 1 - NATURE OF OPERATIONS

   Rocky Mountain Retail Systems, Inc. (RMRS, or the Company ) began its operations in November, 1991 in Boulder, Colorado. The Company has grown steadily since its inception and is recognized as a leader in national check verification systems. RMRS develops advanced software for check verification systems for collection agencies and retail chains. While maintaining its customer base of collection and guarantee agencies, it has recently added emphasis on serving large retailers directly. RMRS services over 150 computer sites and provides services to more than 75,000 merchants in 50 states. Total transactions average 650,000 per day in the total network.

   Major products include VelocityPLUS, an initial product designed for in-store computers in supermarkets; National Check Information Service (NCIS), a national database with high-volume capabilities; Enterprise System, an in-store check verification program designed for large retailers; Recovery PLUS, a simplified, Windows-based check collection program; and Total Check Management, designed to provide optimal loss prevention through detailed
   analysis and reporting, in addition to check verification.   The Company
   also offers software rental, software maintenance, customer support, training, and other miscellaneous services to facilitate the customers use of its products.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Cash Equivalents
   For purposes of the statement of cash flows, cash equivalents include money market funds which approximate cash.

   Accounts Receivable
   No allowance has been provided on accounts receivable because management believes all amounts are collectible. All known doubtful accounts have been written off as of December 31, 1999.

   Equipment
   Computer, electronics and office equipment are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of five to seven years.

   Trademarks
   The Company obtained approval from the U.S. Patent and Trademark Office to use VelocityPLUS as a trademark. Costs associated with obtaining this trademark amounting to $2,926 are being amortized using the straight-line basis over an estimated period of benefit of fifteen years. Accumulated amortization amounted to $585 as of December 31, 1999.

   Revenue Recognition
   The Company requires a one-time membership fee for all new customers which is recognized upon inception of a contract agreement. Revenue generated from check verification transaction processing is recognized as earned. Software sales are generally recognized according to contract terms or stipulated milestones. Revenue from software rental, software maintenance, customer support, training, and other miscellaneous services are recognized in the period in which the services are performed.

   Use of Estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

   Accordingly, actual results could differ from those estimates.

   Advertising
   The Company expenses advertising costs as they are incurred. Advertising costs for 1999 amounted to $7,810 and were primarily attributable to advertisements placed in one monthly trade journal.

   Research and Development Costs and Royalties Expense
   Research and development costs are expenses as incurred. Although not separately identified by the Company in the accompanying income statement, approximately $60,000 of salaries expense is estimated to be attributable to research and development for computer software marketed and sold by RMRS.

   According to the terms of an employment agreement, a certain employee receives royalties in connection with particular software sold by the Company which the employee developed. Royalties paid for 1999 amounted to $3,600.

   Income Tax
   The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders are taxed individually on their proportionate share of the Company s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the accompanying financial statements.

   Fair Value of Financial Instruments
   All financial instruments are carried at their approximate estimated fair value.


NOTE 3 - CONCENTRATIONS OF CREDIT RISK

   The Company maintains cash balances in one financial institution located in Boulder, Colorado. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Account balances may at times exceed federally insured limits. However, the Company has not experienced losses with respect to its cash.

   Accounts receivable as of December 31, 1999 include approximately 50% due from one major customer. This major customer also accounted for an estimated 25% of sales during 1999. Concentrations with respect to the remaining 50% of accounts receivables are limited due to the large number of customers and their dispersion across a wide geographic area. The Company generally does not require collateral on its accounts receivables.

   The Company relies upon its relationships with various telephone and telecommunications suppliers in order to conduct its numerous daily transactions with customers.


NOTE 4 - RELATED PARTY TRANSACTIONS

   Two shareholders/officers are employees of the Company and receive salaries commensurate with their full-time responsibilities toward the daily affairs of the operations. Accrued salaries of $11,717 in the accompanying balance sheet represent officer compensation accrued in a prior year which remains unpaid as of December 31, 1999. Of the $276,588 of salaries expense in the accompanying income statement, $160,000 represents salaries for officers and their spouses during 1999. Retirement contributions payable include $43,897 payable for officers.

   A shareholder advance made during a prior year in the amount of $7,715 was repaid in December, 1999.

   From time-to-time, in conducting business affairs, RMRS may provide travel advances or reimburse officers and staff for employee business expenses incurred on behalf of the Company.


NOTE 5 - OPERATING LEASE COMMITMENTS

   The Company leases office space under an operating lease agreement with an unrelated party. The former lease was recently renewed December 15, 1999 and expires December 14, 2002. Base rental payments of $1,402 plus a pro-rata share (21%) of the landlord s base operating expenses are due monthly. The annual base rent will be increased each year by the percentage price increase in the Consumer Price Index.

   The Company will also be leasing additional office space in a building adjacent to the primary office space described above for the period January 15, 2000 through February 1, 2003. Monthly rental payments amount to $900 per month through May 1, 2000, increasing to $1,000 per month through February 1, 2001. Subsequent to February 1, 2001, the rent will increase by annual percentage price increases in the Consumer Price Index.

   Minimum payments required under the above-described leases, excluding additional rent for operating expenses and cost of living increases, are as follows for the years ending December 31:

                                   2000                $27,974
                                   2001                 28,824
                                   2002                 27,422
                                   2003                  1,000
                                                       $85,220

             Security deposits of $2,340 are held in connection with the above leases. Rent expense for 1999 amounted to $18,063.


NOTE 6 - EMPLOYEE RETIREMENT PLAN

          The Company sponsors a Simplified Employee Pension Plan (SEP IRA) and makes discretionary employer contributions of up to 15% of employees' compensation. The plan covers all eligible employees. All employees who have attained the age of twenty-one years of age, have been employed for at least three of the immediately preceding five years, and earn at least $300 during any one year are eligible to participate in the plan and make elective deferrals of a specified percent of compensation up to the allowable Internal Revenue Code limits. The employer contribution for the year ended December 31, 1999 was $48,363.


NOTE 7 - NONCASH STOCK COMPENSATION

          A grant of 53 shares of common stock was made to an independent contractor/salesman effective January 1, 1999, resulting in 5% ownership of the Company. The stock grant was intended as incentive compensation. Accordingly, the Company recognized $8,150 of commission expense in the accompanying financial statements based upon measurable values with available information as of January 1, 1999. The Company does not maintain a specific stock ownership plan.

NOTE 8 - SUBSEQUENT EVENT - MERGER AND PLAN OF REORGANIZATION

          Effective January 4, 2000, Rocky Mountain Retail Systems, Inc.
          (RMRS) merged with and became a wholly-owned subsidiary of Electronic Clearing House, Inc. (ECHO), a Nevada corporation. RMRS articles of incorporation, bylaws, corporate name, existence, and all its purposes and objectives will continue unaffected and unimpaired by this merger. The primary officers and directors of RMRS became employees of ECHO, and remained the primary officers and directors of the Company. All 1,053 shares of RMRS common stock issued and outstanding were converted into 1,000,000 ECHO shares as provided in the merger agreement.

          An additional maximum 1,500,000 ECHO shares are eligible for issuance to the former shareholders of RMRS, subject to attainment of certain performance goals stipulated in the merger agreement.
          The number of performance shares to be issued is based upon the achievement of minimum annual net income thresholds in each of three performance periods covering the fiscal years ending 2000 through 2002. The ECHO shares have not been registered under applicable federal and state securities acts, and therefore, cannot be resold unless registered under applicable federal and state securities laws and regulations.





Item 7. FINANCIAL STATEMENTS AND EXHIBITS
(b) PRO FORMA FINANCIAL DATA

                         ELECTRONIC CLEARING HOUSE, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                December 31, 1999
                                   (Unaudited)


                                        HISTORICAL        PRO FORMA
                                     ECHO         RMRS   ADJUSTMENT   COMBINED
                                                          (NOTE 1)

Current assets:
 Cash and cash equivalents     $ 1,770,000  $   76,000  $           $1,846,000
 Restricted cash                   710,000                             710,000
 Accounts receivable less
  allowance                      1,368,000     114,000               1,482,000
 Inventory less allowance          607,000                             607,000
 Prepaid expenses and other
  assets                           146,000                             146,000
 Other receivable                1,404,000                           1,404,000
 Prepaid commissions                   -0-      14,000                  14,000
 Other                                 -0-       3,000                   3,000
   Total current assets          6,005,000     207,000           -   6,212,000

Noncurrent assets:
 Other receivables                  19,000                              19,000
 Property and equipment, net     2,238,000      48,000               2,286,000
 Real estate held for
  investment, net                  252,000                             252,000
 Deferred tax asset              1,385,000                           1,385,000
 Goodwill                        1,885,000            (d)2,973,000   4,858,000
 Other assets, net               1,424,000       2,000   (c)30,000   1,456,000
 Trademark, net                        -0-       3,000                   3,000
   Total assets                $13,208,000  $  260,000  $3,003,000 $16,471,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Short-term borrowings and current
  portion of long-term debt  $     149,000  $                         $149,000
 Accounts payable                  267,000      14,000                 281,000
 Accrued expenses                  757,000     139,000   (c)30,000     926,000
 Deferred income                    62,000                              62,000
   Total current liabilities     1,235,000     153,000      30,000   1,418,000

Long-term debt                     575,000                             575,000

   Total liabilities             1,810,000     153,000      30,000   1,993,000

Stockholders' equity:
 Common stock                      203,000               (a)10,000     213,000
 Additional paid-in capital     17,189,000      34,000(a)3,070,000  20,259,000
                                                        (b)(34,000)
(Accumulated deficit)
   Retained Earnings            (5,854,000)     73,000   (b(73,000)
(5,854,000)
Less treasury stock               (140,000)
(140,000)
   Total stockholders' equity   11,398,000     107,000  2,973,000   14,478,000

   Total liabilities and
    stockholders' equity       $13,208,000  $  260,000  $3,003,000 $16,471,000



  See accompanying notes to unaudited pro forma combined financial statements.



                         ELECTRONIC CLEARING HOUSE, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                   (Unaudited)



                                     HISTORICAL                 PRO FORMA
                                  ECHO        RMRS       ADJUSTMENT   COMBINED
                                      (NOTE 2)            (NOTE 2)


Revenues:
  Bankcard processing
    revenue                 $13,222,000 $           $             $13,222,000
  Bankcard transaction fees   8,101,000                             8,101,000
  Terminal sales and
    lease revenue             2,106,000                             2,106,000
  Other revenue                 399,000   1,018,000                 1,417,000

                             23,828,000   1,018,000      -         24,846,000

Costs and expenses:
  Bankcard processing and
   transaction expense       14,778,000                            14,778,000
  Cost of terminals sold
    and leased                1,166,000                             1,166,000
  Other operating costs       2,424,000     392,000                 2,816,000
  Selling, general
    and administrative        4,176,000     502,000                 4,678,000
  Amortization expense           92,000               (a)205,000      297,000
                             22,636,000     894,000      205,000   23,735,000

   Income from operations     1,192,000     124,000     (205,000)   1,111,000

Interest income                 180,000                               180,000
Interest expense                (85,000)                              (85,000)


   Income before income
     tax benefit              1,287,000     124,000     (205,000)   1,206,000

Benefit for income taxes      1,331,000                             1,331,000

   Net income              $  2,618,000  $  124,000  $  (205,000) $ 2,537,000

   Earnings per share -
     basic                    $    0.14                              $   0.13
   Shares used in computing
     earnings per share -
     basic                   18,143,000                1,000,000   19,143,000

   Earnings per share -
    diluted                   $    0.11                              $   0.10
   Shares used in computing
    earnings per share -
    diluted                  23,299,000                1,000,000   24,299,000





       See accompanying notes to pro forma combined financial statements.





                         ELECTRONIC CLEARING HOUSE, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1999
                                   (Unaudited)




                                   HISTORICAL                PRO FORMA
                                ECHO         RMRS     ADJUSTMENT   COMBINED
                                    (NOTE 2)            (NOTE 2)


Revenues:
  Bankcard processing
    revenue                $ 3,635,000 $          $            $ 3,635,000
  Transaction revenue        2,462,000                           2,462,000
  Terminal sales and
    lease revenue              108,000                             108,000
  Other revenue                    -0-     308,000                 308,000

                             6,205,000     308,000     -         6,513,000

Costs and expenses:
  Processing and
    transaction expense      4,361,000                           4,361,000
  Cost of terminals sold
    and leased                  95,000                              95,000
  Other operating costs        731,000     119,000                 850,000
  Selling, general and
    administrative           1,022,000          169,000          1,191,000
  Amortization expense          52,000               (a51,000      103,000

                             6,261,000     288,000     51,000    6,600,000

   (Loss) income from
    operations                 (56,000)     20,000    (51,000)     (87,000)

Interest income                 71,000                              71,000
Interest expense               (19,000)                            (19,000)


   (Loss) income before
    provision for income tax    (4,000)     20,000    (51,000)     (35,000)

Provision for income taxes     (15,000)       -0-        -0-       (15,000)

   Net (loss) income       $   (19,000)   $ 20,000 $  (51,000) $   (50,000)


   Earnings per share -
    basic                      $   -0-                             $   -0-
   Shares used in
    computing earnings per
    share - basic          $19,970,000             $1,000,000   20,970,000





       See accompanying notes to pro forma combined financial statements.


                         ELECTRONIC CLEARING HOUSE, INC.

                   NOTES TO PRO FORMA COMBINED FINANCIAL DATA
                                   (Unaudited)






Note 1 - Pro Forma Combined Balance Sheet Adjustments

The unaudited pro forma combined balance sheet adjustments have been prepared to reflect the acquisition by Electronic Clearing House, Inc. ("ECHO") of Rocky Mountain Retail Systems, Inc. ("RMRS") for an aggregate purchase price of approximately $3,080,000 in unregistered common stock and approximately $30,000 of estimated direct transaction costs, as if it occurred on December 31, 1999.

(a) Represents purchase price consideration paid in the form of 1,000,000 shares of unregistered ECHO common stock valued at $3.08 per share, representing a six-day average closing price for the period January 3, 2000 through January 10, 2000.

(b) Represents the elimination of RMRS's historical stockholders' equity.

(c) Represents estimated direct transaction costs for legal, accounting and various acquisitions expenses.

(d) Represents estimated allocation of purchase price; assumes that the book value of RMRS's historical tangible assets and liabilities at December 31, 1999 reflect the fair market value of such tangible assets and liabilities. The difference between the purchase price and the book value of the net assets acquired is recorded as goodwill and to be amortized over fifteen years.

Note 2 - Pro Forma Combined Statement of Operations Adjustments

The unaudited pro forma combined statements of operations for the fiscal year ended September 30, 1999 assume that the acquisition occurred on October 1, 1998, and are based on the operations of Registrant for the year ended September 30, 1999 and for the year ended December 31, 1999 of RMRS. The unaudited pro forma combined statements of operations for the three months ended December 31, 1999 are based on the operations of Registrant for the three month period ended December 31, 1999 and based on the operations of RMRS for the three month period ended December 31, 1999.

(e) Represents adjustment to reflect the amortization of goodwill as a result of the RMRS acquisition based on a fifteen-year life.




                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                ELECTRONIC CLEARING HOUSE, INC.
                    (Registrant)




                By   \s\ Alice L. Cheung
                     Alice L. Cheung, Treasurer &
                     Chief Financial Officer



Dated: March 10, 2000




                                                                   EXHIBIT 23.2







                         CONSENT OF INDEPENDENT AUDITORS





To: The Board of Directors



We have audited the financial statements of Rocky Mountain Retail Systems, Inc. for the year ended December 31, 1999, and have issued our report thereon dated January 31, 2000.

We consent to the inclusion of our report dated January 31, 2000 on the balance sheet of Rocky Mountain Retail Systems, Inc. as of December 31, 1999, and the related statements of income, shareholders' equit, and cash flows for the year then ended in the Form 8-K/A of Rocky Mountain Retail Systems, Inc., to be filed March 10, 2000.



JOHNSON, CAHILL & O'KELLY, P.C.
Boulder, Colorado


March 9, 2000